Exhibit 99.1 Investor Update | First Quarter 2022

Disclaimer This presentation may contain forward-looking statements regarding M&T Bank In addition, future factors related to the proposed transaction between M&T and People's Corporation (“M&T”) within the meaning of the Private Securities Litigation Reform Act of United, include, among others: the occurrence of any event, change or other 1995. Any statement that does not describe historical or current facts is a forward-looking circumstances that could give rise to the right of one or both of the parties to terminate the statement, including statements based on current expectations, estimates and projections definitive merger agreement between M&T and People's United; the outcome of any legal about M&T’s business and management’s beliefs and assumptions. proceedings that may be instituted against M&T or People's United; the possibility that the proposed transaction will not close when expected or at all because required approvals Statements regarding the potential effects of the ongoing conflict in Ukraine and COVID- are not received or other conditions to the closing are not satisfied on a timely basis or at 19 pandemic on M&T's business, financial condition, liquidity and results of operations all, or are obtained subject to conditions that are not anticipated; the risk that any may constitute forward-looking statements and are subject to the risk that the actual announcements relating to the proposed combination could have adverse effects on the effects may differ, possibly materially, from what is reflected in those forward-looking market price of the common stock of either or both parties to the combination; the statements due to factors and future developments that are uncertain, unpredictable and possibility that the anticipated benefits of the transaction will not be realized when in many cases beyond M&T's control. expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and Also as described further below, statements regarding M&T's expectations or predictions competitive factors in the areas where M&T and People's United do business; certain regarding the proposed transaction between M&T and People's United Financial, Inc. restrictions during the pendency of the merger that may impact the parties' ability to ( People's United ) are forward-looking statements, including statements regarding the pursue certain business opportunities or strategic transactions; the possibility that the expected timing, completion and effects of the proposed transaction, as well as M&T's transaction may be more expensive to complete than anticipated, including as a result of and People's United's expected financial results, prospects, targets, goals and outlook. unexpected factors or events; diversion of management's attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or Forward-looking statements are typically identified by words such as believe, expect, employee relationships, including those resulting from the announcement or completion of anticipate, intend, target, estimate, continue, or potential, by future conditional the transaction; M&T's and People's United's success in executing their respective verbs such as will, would, should, could, or may, or by variations of such words or business plans and strategies and managing the risks involved in the foregoing; the by similar expressions. These statements are not guarantees of future performance and business, economic and political conditions in the markets in which the parties operate; involve certain risks, uncertainties and assumptions (“future factors ) which are difficult to and other factors that may affect future results of M&T and People's United. predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Future factors related to the proposed transaction also include risks, such as, among others: that the proposed combination and its announcement could have an adverse Future factors include risks, predictions and uncertainties relating to the impact of the effect on either or both parties' ability to retain customers and retain or hire key personnel People's United transaction (as described in the next paragraph); the impact of the conflict and maintain relationships with customers; that the proposed combination may be more in Ukraine, related sanctions targeted at Russia and other related impacts; the impact of difficult or time-consuming than anticipated, including in areas such as sales force, cost COVID-19 pandemic; changes in interest rates, spreads on earning assets and interest- containment, asset realization, systems integration and other key strategies; and that bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, revenues following the proposed combination may be lower than expected, including for credit losses and market values on loans, collateral securing loans, and other assets; possible reasons such as unexpected costs, charges or expenses resulting from the sources of liquidity; common shares outstanding; common stock price volatility; fair value transactions; as well as the unforeseen risks relating to liabilities of M&T or People's of and number of stock-based compensation awards to be issued in future periods; the United that may exist, and uncertainty as to the extent of the duration, scope, and impacts impact of changes in market values on trust-related revenues; legislation or regulations of the COVID-19 pandemic on People's United, M&T and the proposed combination. affecting the financial services industry and/or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary These are representative of the future factors that could affect the outcome of the policy and capital requirements; changes in accounting policies or procedures as may be forward-looking statements. In addition, such statements could be affected by general required by the Financial Accounting Standards Board, regulatory agencies or legislation; industry and market conditions and growth rates, general economic and political increasing price-, product-, and service- competition by competitors, including new conditions, either nationally or in the states in which M&T and its subsidiaries do business, entrants; rapid technological developments and changes; the ability to continue to including interest rate and currency exchange rate fluctuations, changes and trends in the introduce competitive new products and services on a timely, cost-effective basis; the mix securities markets, and other future factors. of products and services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large M&T provides further detail regarding these risks and uncertainties in its 2021 Form 10-K, customers; technological, implementation and cost/financial risks in large, multi-year including in the Risk Factors section of such report, as well as in other SEC filings. contracts; the outcome of pending and future litigation and governmental proceedings, Forward-looking statements speak only as of the date made, and M&T does not assume including tax-related examinations and other matters; continued availability of financing; any duty and does not undertake to update forward-looking statements. financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial Annualized, pro forma, projected, and estimated numbers are used for illustrative results of merger, acquisition and investment activities compared with M&T's initial purposes only, are not forecasts and may not reflect actual results. expectations, including the full realization of anticipated cost savings and revenue enhancements. 2

M&T – A High Performing Community-Focused Bank Financial Highlights 4Q21 • Top 20 U.S.-based, commercial bank holding company, with national capabilities from our suite of specialty businesses and Symbol MTB Wilmington Trust Stock Price * $170.49 Market Capitalization * $22.0B • Seasoned management team and deeply embedded culture P/TBV * 1.9x • Superior profitability and earnings and dividend growth over Total Assets $155.1B multiple economic cycles Deposits $131.5B • Decades of top quartile loan and deposit growth Loans $92.9B Branches 688 • Local scale leading to superior pricing on both sides of the balance sheet, above peer risk-adjusted NIM and credit outperformance • Disciplined and efficient operator and prudent stewards of shareholder capital • Growth driven by relentless focus on customers, talent, and delivering innovative capabilities • Practicing stakeholder capitalism for over 30 years, giving back to our communities *Close of business 3/7/22 3

Strong Financial Results Over the Long-Term ROTCE (average) GAAP EPS Growth – 20 Years (CAGR) 12.2% 11.3% 19.6% 16.2% 10.0% 15.3% 15.5% 14.9% 13.3% 7.0% 4.0% 4.0% 3.9% 3.8% Peer Median, 4.0% 2.6% 1.6% MTB Peer MTB Peer MTB Peer Median Median Median -0.3% Peer Peer Peer MTB Peer Peer Peer Peer Peer Peer Peer 20 Years 10 Years 5 Years 6 5 9 10 3 1 8 4 7 2 ROTCE – 20 Years Dividend Growth – 20 Years (CAGR) 26% 21% Average 20% 19% 7.8% 16% 14% 13% 12% 12% 11% 11% 11% Min 4.7% 4.4% 13% 12% 10% 3.3% 8% 3.0% 2.3% Peer Median, 2.0% 1.8% -2% -3% -7% -14% -15% -19% -1.2% -24% -1.7% -2.1% -2.2% -34% Peer Peer MTB Peer Peer Peer Peer Peer Peer Peer Peer Peer MTB Peer Peer Peer Peer Peer Peer Peer Peer Peer Peer 9 6 8 10 3 11 7 4 1 2 5 6 9 8 10 1 3 4 7 2 5 Source: S&P Global Market Intelligence. 4 Notes: EPS and dividend growth exclude firms that were not publicly traded in 2001. See Appendix for reconciliation of GAAP and non-GAAP measures.

Delivering Superior Financial Results Over Decades Earnings & Dividend Growth: 1983 – 2021 Notes: CAGRs are from 1983 to full year 2021. The $14.11 is GAAP EPS ($13.80) plus the after-tax impact of amortization and merger-related expenses. See appendix 5 for GAAP to non-GAAP reconciliation.

The M&T Story: A High Performing Community-Focused Bank…
….Our Operating Principles

Our purpose - To make a difference in people's lives

Our mission- We are a bank for communities — committed to improving the lives of our customers and all the communities we touch.

Operating Principles

Local Scale	Credit Discipline	Operating & Capital Efficiency
• Long-term and deep customer relationships • Stable low-cost deposit base with top share in core markets • Lead bank share among middle market firms in key communities • #1 or 2 share in 8 of 12 SBA districts within footprint	• Long-term credit costs well below industry averages • Particular outperformance in stressed environments • Underwriting standards consistent throughout credit cycles	• Prudent expense management • Lower PPNR and credit volatility supports capital efficiency • Return-oriented capital allocation – growth, dividends, buybacks, or acquisitions

Talent & Capabilities

Our People

- Seasoned and broad expertise
- Ongoing insourcing of new capabilities

Mission Outcomes

Customers & Communities

6

M&T Bank Corporation

Prudent Stewards of Shareholders’ Capital Results How we think about capital allocation Disciplined return criteria – lending Higher return earning asset mix and investments One of two S&P banks to maintain dividend Moderate dividend payout through the Great Financial Crisis Acquisitions that clearly present value History of accretive acquisitions creation Consistently return excess capital to Top quartile returns; best-in-class investors EPS growth 7

Efficient Operator Through the Cycles Operating Efficiency Ratio 100% 2021 54% 56% 58% 60% 62% 64% 90% Peer 7 Peer 8 80% MTB Peer 9 70% Peer 2 Peer Range Peer 3 Median 60% MTB Peer 5 Peer 4 50% Peer 10 Peer 11 40% Peer 1 30% Peer 6 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Sources: S&P Global Market Intelligence and company filings 8 Note: See appendix for calculation of operating efficiency ratio and list of peers

Delivering Growth Over Decades EOP Loan and Deposit Growth per Share (2001-2021, CAGR) Loans: MTB Peer Median Quartile Commercial Real Estate 5% > 2% Top nd Commercial & Industrial 5% > 4% 2 Residential Real Estate 5% > 3% Top nd Consumer 4% > 2% 2 Total Loans 5% > 2% Top Deposits: Noninterest-Bearing 13% > 9% Top Interest-Bearing 5% > 3% Top Total Deposits 8% > 5% Top Source: S&P Global Market Intelligence. 9 Notes: Payout ratios are stated as a percent of net operating income. See appendix for non-GAAP reconciliation.

Local Scale Leads to Superior Deposit Franchise Noninterest Bearing Deposits / Total Deposits Total Cost of Deposits 3.5% 2002-2021 Average 60.0% M&T 0.75 Peer Median 0.92 3.0% Difference -0.16 Peer 50.0% Range 2.5% M&T 40.0% Peer Median 2.0% 30.0% 1.5% 20.0% 1.0% Peer Range 10.0% Peer 0.5% Median M&T 0.0% 0.0% Noninterest-bearing deposits represented 43% of 2021 average total deposits for M&T compared to 35% peer median Sources: S&P Global Market Intelligence and FDIC 10 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021

Superior Credit Losses Through Multiple Economic Cycles M&T Credit Philosophy • Consistent credit standards through economic cycles • Emphasis on secured lending: cash flow + collateral + guarantees • Customer selection, supported by local market knowledge • Working with customers to achieve best long-term outcome NCO % of Loans S&L 2001 “Great Financial Crisis Recession Crisis” Avg Max Range MTB 0.34% 1.01% 0.86% Peer Median 0.60% 2.41% 2.19% Industry 0.83% 2.56% 2.32% Peer Range Industry Peer Median MTB While M&T’s long-term average nonaccrual rate has exceeded the peer median (1.1% vs. 0.9% for peers), its peak annual loss rate was 42% of the peer median – nonaccruals may not translate to losses Source: S&P Global Market Intelligence and FRY9C. 11 Note: Industry data represents all FDIC-insured institutions from the FDIC’s Quarterly Banking Profile.

Best-In-Class Credit NCO Ratios Across All Portfolios C&I Construction Avg Max Range Avg Max Range MTB 0.39% 1.27% 1.09% MTB 0.46% 2.47% 2.70% Peer Median 0.53% 1.79% 1.64% Peer Median 1.20% 7.11% 7.27% Peer Range MTB Peer Median Other CRE Residential Real Estate Avg Max Range Avg Max Range MTB 0.07% 0.25% 0.26% MTB 0.33% 1.32% 1.30% Peer Median 0.47% 2.57% 2.60% Peer Median 0.38% 1.59% 1.61% HELOC Other Consumer Avg Max Range Avg Max Range MTB 0.22% 0.52% 0.58% MTB 0.97% 1.62% 1.35% Peer Median 0.49% 1.25% 1.30% Peer Median 1.37% 3.23% 2.61% Source: S&P Global Market Intelligence and FRY9C. 12 Notes: Payout ratios are stated as a percent of net operating income. See appendix for non-GAAP reconciliation. Note: Range measures the difference between the annual maximum and minimum for M&T and peers.

Local Scale in Key Markets in M&T Footprint

People's United transaction adds a leading market position in New England while increasing density in attractive New York markets

Contiguous Branch Footprint…



Buffalo
Rochester
Boston
Hartford
Bridgeport
Stamford
New York
Wilmington
Baltimore
Washington

M&T Bank (688 branches) People's United (388 branches)

…Combining Market Leading Franchises…

Top 10 MSAs by Deposits

		PF Rank
Buffalo	M&T Bank	1
Fairfield Co., CT[1]	People's United	1
Rochester	M&T Bank	1
Baltimore	M&T Bank	2
Hartford	People's United	2
New Haven	People's United	2
Philadelphia	M&T Bank	7
Boston	People's United	8
Washington	M&T Bank	11
New York	M&T Bank, People's United	16

Top Northeast Banks by Branches[2]

		Branches
1	Bank of America	1,209
	M&T + People's United	**1,076**
2	JPMorgan Chase	1,044
3	Citizens	1,036
4	Wells Fargo	969
5	Toronto-Dominion	930
6	PNC	899
7	Truist	852
8	**M&T**	**688**
9	Santander	521
10	KeyCorp	453
11	**People's United**	**388**

…In Demographically Attractive Geographies

Median Household Income



$73,501
$86,365
$67,761
M&T Bank
People's United Bank
U.S. National Average

Source: S&P Global Market Intelligence and FDIC Summary of Deposits.
Notes: Demographics shown are deposit-weighted averages by MSA and county.
(1) Bridgeport-Stamford-Norwalk MSA
(2) As of 12/31/21 for MTB and PBCT and as of 6/30/2021 for other banks. Top banks and thrifts by number of branches in Northeast / Mid-Atlantic regions (CT, DC, DE, MA, MD, ME, NH, NJ, NY, PA, RI, VA, VT, WV)

13
M&T Bank Corporation

Higher Returns Relative to Risk Risk Adjusted Net Interest Margin (NII less NCO % of AEA) 4.0% 3.5% 3.0% MTB 2.5% Peer Median Peer Range 2.0% 1.5% 1.0% 0.5% 0.0% -0.5% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Source: S&P Global Market Intelligence and company filings 14 See appendix for calculation of risk adjust net interest margin and list of peers

Meeting Evolving Needs: Talent Is the Greatest Differentiator Seasoned, Skilled, and Stable Increasingly Diverse New Capabilities • 21-year average tenure for executive • Digitally forward, locally focused • More than 40% of our senior management management team is diverse • Enhanced team with new skill sets • Talent development programs span including design engineers and • Several diversity recognition programs 4 decades anthropologists to solve problems & and initiatives deliver solutions • Only 3 CEOs, 4 CFOs, and 2 CCOs in 38 years • Partnerships with Fintechs to innovate and create customer solutions Delivering for our customers 15

Delivering Innovative Capabilities… …as Technology Transformation Continues Our Technology transformation is centered around Three Key Dimensions {Talent} •Pivoted to mostly insourced technologists •Increasing Technology Development Program (TDP) hires •Perpetually upskilling and reskilling our technologists •Leveraging the Tech Academy to grow local non-traditional talent {Talent} {Agility} •Agile-at-scale methodology •Customer experience led, agile-built, data-driven •Decomposed each business line/division into its enduring capabilities •Monitor speed, efficiency, quality and customer satisfaction {Agility} {Capabilities} {Capabilities} •More resilient, more reliable and more productive •Continuous improvement and “progressive renovation” of core systems •Modernized systems across the bank with more distributed capabilities and cloud •Positioning as great partner for Fintechs 16

Our Focus on Customers, Communities and Innovation Pays Dividends

When our customers and communities succeed, we all succeed



Customer Focused

- Long lasting relationships
- Offered pandemic-related mortgage loan relief to >129,000 customers through 2021
- Through the PPP program, funded >59K businesses ($9.9 billion) and supported >850K jobs in our local communities


DOLLARS

Community Engagement

- $1.8 billion in community development loans & investments
- 40 hours of paid volunteer time to employees yearly
- $263 million charitable donations to not-for-profits over the past decade
- Opened tech hub; Launched Tech Academy
- Co-investments with start-ups



Business Support

- Won 112 Greenwich Excellence awards in Small Business since 2011
- Ranked #5 SBA Lender in the country
- 90% of M&T Small Business customers rated M&T as excellent or above average in overall satisfaction



Top Rankings

- Highest possible CRA rating from Federal Reserve since 1982
- #1 or #2 SBA lender in 8 out of 12 markets
- One of seven banks nationally to receive a “Standout” rating in Greenwich’s Crisis Response Index
- 15 Greenwich Excellence & 3 Best Brand Awards in Small Business
- 14 Greenwich Excellence & 3 Best Brand Awards for Middle Market banking

Note: All data points are for 2020 or through 2020FY, except for Greenwich awards (2021) or unless noted otherwise.

17

M&T Bank Corporation

Continuing our Efforts to Enhance ESG Focus and Transparency ESG ESG Accomplishments and Accomplishments and Highlights since Last Highlights since Last Y Year ear (1) • Published our inaugural 2020 ESG Report with a SASB disclosure • Built a centralized ESG team • Defined Board and management ESG governance • Completed our first materiality assessment • Expanded measurement and reporting of ESG topics • Launched operational sustainability initiatives to reduce our carbon footprint • Delivered education and communications to both internal and external stakeholders (1) (2) • 2021 ESG report to include both SASB and TCFD disclosures 1 § Published inaugural TCFD Report § Materiality Assessment Note: M&T’s 2021 ESG report will be published in 2Q22 18 1) SASB = Sustainability Accounting Standards Board and 2) TCFD = Task Force on Climate-Related Financial Disclosures

M&T – A High Performing Community-Focused Bank • Top 20 U.S.-based, commercial bank holding company, with national capabilities from our suite of specialty businesses and Wilmington Trust • Seasoned management team and deeply embedded culture • Superior profitability and earnings and dividend growth over multiple economic cycles • Decades of top quartile loan and deposit growth • Local scale leading to superior pricing on both sides of the balance sheet, above peer risk-adjusted NIM and credit outperformance • Disciplined and efficient operator and prudent stewards of shareholder capital • Growth driven by relentless focus on customers, talent, and delivering innovative capabilities • Practicing stakeholder capitalism for over 30 years, giving back to our communities 19

Current Themes & Key Messages 20

People’s United Financial Merger Creates Long-Term Shareholder Value • On March 4, 2022, M&T received approval from the Board of Governors of the Federal Reserve System to complete the merger (1) • Transaction valued at $8.6 billion [$7.6 billion at announcement] • Complementary community banking purpose and commitment; since announcement, core People’s United customer retention strong • Compelling Returns o EPS accretion likely to be lower than announcement as M&T standalone has improved (2) o Annual tangible capital generation expected to be >$650 million compared to >$600 million at announcement o Cost saves still expected at $330 million; full run rate expected in early 2023 o Expect transaction to be capital neutral; share repurchase resumption in 2Q22 · Closing expected to occur on or around April 1, 2022 · Systems conversion completion expected to occur in 3Q22 Note: (1) Transaction value based on March 7, 2022 closing price 21 (2) Tangible capital generation calculated as net operating income less dividends after fully phased-in cost savings.

Performance Through Unprecedented Environment Over Last 2 Years (1) Environmental Challenges M&T’s Response Outperformance (2020/2021) ROTCE Announced 14.8% 14.0% People’s United Supply Chain Low Acquisition Disruptions Rates MTB Peer Median Built Capital PPNR/RWA Tepid 2.4% 2.0% Loan Demand MTB Peer Median Increased Liquidity TBVPS Growth Low COVID 19.0% Utilization Uncertainty Built and Rates 9.1% Maintained Reserves MTB Peer Median Faced with a challenging environment, M&T conservatively navigated the last two years while still outperforming the peer group. Source: S&P Global Market Intelligence 22 Notes: (1) ROTCE and PPNR/RWA are the average ROTCE and PPNR/RWA for 2020 and 2021 and TBVPS growth is from December 31, 2019 to December 31, 2021. See Appendix for reconciliation of GAAP to operating.

Environment Opening Up for “Dry Powder” Deployment 2020 and 2021 2022+ People’s Complete integration process and • Announced acquisition of like-minded banking franchise United begin realizing synergies with contiguous footprint Acquisition • Preserved liquidity in low-rate environment Excess Higher interest rates supporting • Maintained highest cash levels as a % of earning Liquidity opportunities for cash deployment assets to our history and versus our peer group Excess • Grew capital ratios to historical highs and highest in Reauthorized $800 million share peer group repurchase program Capital • Built ACL significantly above CECL Day 1 levels while Minimal opportunity for peer benefits the peer median is now largely in line with CECL Day ACL Release from ACL releases 1 levels Below Peers Goal: Top Quartile ROTCE 23

Interest Rate Volatility Offering Deployment Opportunities 1 Forward Curve Fed Funds Target Rate 2.50% Feb-22 2.00% Dec-21 1.50% Sep-21 1.00% Mar-21 0.50% 0.00% 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 • Current market expectations for the 2023 year-end Fed Funds rate is 175 basis point higher than it was 1 year ago and 75 basis higher than just 2 months ago • Market expectations for higher rates remain fragile and M&T is opportunistically deploying liquidity with the recent rise in interest rates Source: FactSet 24

“Dry Powder” from Above Peer Excess Liquidity Interest-Earning Deposits at Banks and Fed Funds Sold as a % Securities as a % of Total Earning Assets of Total Earning Assets 34% 34% 29% 32% 28% 28% 25% 26% Peer Median 26% 19% 19% 18% 21% 21% 19% 17% 15% 14% Peer Median 14% 13% 6% 5% 5% 5% 4% 3% Peer Peer Peer Peer Peer Peer Peer Peer Peer Peer Peer MTB MTB Peer Peer Peer Peer Peer Peer Peer Peer Peer Peer Peer 9 8 5 10 6 4 7 3 1 11 2 1 7 2 3 6 10 5 11 9 8 4 On the path to reduce downside risk… …with still lots of “Dry Powder” § Increase fixed rate exposure, reduce asset § Above average asset sensitivity at an estimated sensitivity +$298 million in incremental annual NII from a gradual +100 bps rate scenario § On balance sheet: (1) § PBCT estimates its NII could benefit +10.6% from a § Retain residential mortgages +100-basis point instantaneous rate increase § Purchase securities § Off-balance sheet: § Rebuild hedge portfolio Note: (1) Estimated as per PBCT’s 2021 10-K. Source: S&P Global Market Intelligence, and company filings 25 Note: Securities includes trading assets

Outlook for 2022 – Standalone M&T Outlook Notes/Updates (Full Year 2022 vs 2021) • Dealer Floor Plan (C&I) to rebound from sharp 21’ decline Down LSD-MSD • Other C&I likely reached an inflection point in 4Q21 (Unadjusted) Average Loans: • CRE down LSD, RRE down with lower GNMA buyout balances partially offset by (ex PPP/GNMA) Up LSD-MSD increased retention (Ex PPP/GNMA Repools) • Indirect lending to drive consumer growth • Outlook improvement vs. 4Q21 earnings call driven mostly by a more favorable interest rate outlook • Seeking opportunities to deploy excess cash while maintaining high asset sensitivity going Flat to Up LSD into rate cycle Net Interest Income: (5 rate hikes) • 9-12-bps ($120 million to $150 million annualized) on average per 25-bps rate hike for beginning of rate cycle • Quarterly NII to trough in 1Q22 • Resi GOS lower on reduced volume and retention strategy Noninterest Income: • Trust income and mortgage servicing to support Y/Y growth Up LSD-MSD 1 (Operating ) • Change in overdraft/NSF policies position us on low end of January guidance Noninterest Expenses: • Driven by higher compensation (including incentives tied to higher fee revenue), data Up LSD-MSD 1 processing, software, and advertising (Operating ) NCOs consistent w/ prior 2 Credit • Loss provisioning to normalize years on average “LSD”: Low-Single Digits “MSD”: Mid-Single Digits Note: (1) See Appendix for reconciliation of GAAP and non-GAAP measures. 26

"Dry Powder" from Credit and Capital

M&T's credit and capital position support earnings growth in a recovering market and serve as a prudent starting point for the 2022 CCAR cycle

Credit

Δ in ACL Ratio vs. CECL Day 1[1]



0.28%
(0.01%)
MTB
Peer Median

Rank: 2nd

- Above average ACL build compared to CECL Day 1 levels. M&T's ACL/loans ratio is 28 bps above the CECL Day 1 level while the peer median is slightly below (-1 bp) at 12/31/21
- Recapture of reserves in excess of CECL Day 1 levels would translate into future earnings

$260 million of ACL above CECL Day 1[2]

Capital

CET1 Ratio (4Q21)



11.4%
9.9%
MTB
Peer Median

Rank: 1st

- CET1 Ratio elevated versus peer group and historical levels
- M&T's Board of Directors reauthorized an $800 million share repurchase program
- Issued $500 million in preferred stock in 2021 supporting Tier 1 regulatory capital levels

$1.6 billion of excess capital[3]

Source: S&P Global Market Intelligence and company filings

Note: (1) The chart shows the difference in the ALLL ratio for December 31, 2021 minus the CECL Day 1 ACL ratio. (2) The $260 million is calculated by the 0.28% difference in the ACL ratio multiplied by December 31, 2021 loan balances. (3) Excess capital is the difference between M&T's CET1 Ratio and the peer median CET1 ratio of 9.9% multiplied by M&T risk-weighted assets as of December 31, 2021.

27

M&T Bank Corporation

Q4 2021 | Appendix 28

Key Ratios

	2016	2017	2018	2019	2020	2021	4Q '20	3Q '21	4Q '21
Superior Pre-Credit Earnings									
Net Interest Margin	3.11%	3.47%	3.83%	3.84%	3.16%	2.76%	3.00%	2.74%	2.58%
Efficiency Ratio – Operating (1)	56.10%	55.07%	54.79%	55.66%	56.35%	59.02%	54.57%	57.66%	59.71%
PPNR (1)	2,248	2,492	2,640	2,723	2,570	2,380	696	637	585
PPNR to RWA (1)(3)	2.29%	2.53%	2.72%	2.70%	2.44%	2.27%	2.62%	2.42%	2.24%
Strong Credit Metrics									
Allowance to Loans (As At)	1.09%	1.16%	1.15%	1.16%	1.76%	1.58%	1.76%	1.62%	1.58%
Net Charge-Offs to Loans	0.18%	0.16%	0.15%	0.16%	0.26%	0.20%	0.39%	0.17%	0.13%
Focused on Returns									
Net Operating Return on:									
Tangible Assets (1)(2)	1.14%	1.23%	1.72%	1.69%	1.04%	1.28%	1.35%	1.34%	1.23%
Tangible Common Equity (1)(2)	12.25%	13.00%	19.09%	19.08%	12.79%	16.80%	17.53%	17.54%	16.00%
Consistent Capital Generation									
Tangible Common Equity to Tangible Assets	8.92%	9.10%	8.31%	8.55%	7.49%	7.68%	7.49%	7.59%	7.68%
Common Equity Tier 1 Ratio	10.70%	10.99%	10.13%	9.73%	10.00%	11.42%	10.00%	11.15%	11.42%
Tier 1 Capital Ratio	11.92%	12.26%	11.38%	10.94%	11.17%	13.11%	11.17%	12.83%	13.11%
Balance Sheet (As At)									
Loans to Deposits	95.14%	95.19%	98.13%	95.94%	82.25%	70.63%	82.25%	72.71%	70.63%
Securities to Assets	13.16%	12.37%	10.57%	7.92%	4.94%	4.61%	4.94%	4.24%	4.61%

Notes:
(1) The Efficiency Ratio and Pre-provision Net Revenue are non-GAAP financial measures. The Efficiency Ratio reflects non-interest expense (excluding amortization expense associated with intangible assets and merger-related expenses) as a percentage of fully taxable equivalent net interest income and non-interest revenues (excluding gains or losses from securities transactions and merger-related gains)
(2) Excludes merger-related gains and expenses and amortization expense associated with intangible assets.
(3) Annual and quarterly PPNR to Risk Weighted Assets calculated using average of quarterly reported RWA balances for 2017 through 2020. Average RWA is calculated using the average of year end balances for 2012-2016.

29
M&T Bank Corporation

Stable Adjusted Net Interest Margin Trends

Net Interest Margin



3.01%
3.06%
3.02%
3.08%
3.08%
3.00%
2.97%
2.77%
2.74%
2.58%
4Q20
1Q21
2Q21
3Q21
4Q21
Adjusted NIM
Reported NIM

- In addition to low rates, excess cash balances[1], PPP, and swaps have been the main drivers of NIM volatility during the crisis
- Adjusted[2] NIM has been stable to slightly higher over the last five quarters
- Excess cash[1] had a negative 74 bps impact on NIM in 4Q but only a modest impact to NII

Net Interest Income



$993
$985
$946
$971
$937
$100
$90
$76
$67
$54
$73
$70
$51
$70
$41
$820
$825
$819
$834
$842
4Q20
1Q21
2Q21
3Q21
4Q21
Adjusted NII
PPP impact
Swap impact
Reported NII (FTE)

- Recent declines in reported net interest income have been driven by lower swap income and volatility in PPP income
- Adjusted[2] net interest income has also been stable to higher over the year
- Both PPP and swap income expected to decline in 1Q22 though "adjusted" NII to benefit from recent cash deployment

Notes:
(1) The impact to NIM from excess cash balances is calculated by comparing the sum of Federal funds sold and agreements to resell securities, interest earnings deposits at banks and trading assets at the end of each quarter to the sum at December 31, 2019. Given the low-rate environment these interest-earning cash balances had a negligible impact on NII.
(2) Adjusted NII and NIM excludes the impact from PPP, excess cash and cash flow hedges.

30

M&T Bank Corporation

Mortgage Banking Revenues – A Steady Contributor to Fee Income Highlights Total Mortgage Fee Mix – 2021 • While M&T has benefitted from a favorable residential origination environment, more than half of our mortgage Commercial: 29% Origination revenue is comprised of fees from servicing residential and 16% commercial loans for others Servicing Servicing 42% • The diversity of our mortgage revenue serves as a natural 13% hedge in different environments and reduces the volatility often associated with residential GOS fees Origination 29% • For the 2021, residential GOS accounted for only 29% of total mortgage banking revenues Residential: 71% Residential Mortgage Trends Commercial fees a solid contributor to mortgage revenue $160 $153 $119 $140 $139 $139 $110 $133 $107 $34 $98 $50 $96 $30 $91 $32 $44 $35 $48 $39 $34 $28 $37 $25 $43 $23 $22 $24 $22 $119 $110 $107 $96 $98 $91 $22 $64 $50 $49 $44 $39 $26 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 Residential Commercial Origination Servicing Subservicing 31

Reconciliation of GAAP and Non-GAAP Measures

Net Income	2016	2017	2018	2019	2020	2021	4Q20	3Q21	4Q21
$ in millions									
Net income	$ 1,315.1	$ 1,408.3	$ 1,918.1	$ 1,929.1	$ 1,353.2	$ 1,858.7	$ 471.1	$ 495.5	$ 458.0
Intangible amortization*	25.9	19.0	18.1	14.4	11.0	7.5	2.3	2.0	1.4
Merger-related items*	21.7	-	-	-	-	33.6	-	6.5	16.1
Net operating income	$ 1,362.7	$ 1,427.3	$ 1,936.2	$ 1,943.5	$ 1,364.1	$ 1,899.8	$ 473.5	$ 504.0	$ 475.5
PPNR									
Net Income for EPS	$ 1,223.5	$ 1,327.5	$ 1,836.0	$ 1,849.5	$ 1,279.1	$ 1,777.0	$ 451.9	$ 476.0	$ 434.2
Preferred Div., Amort. of Pref. Stock & Unvested Stock Awards	91.7	80.8	82.1	79.6	74.1	81.8	19.3	19.5	23.8
Income Taxes	743.3	915.6	590.2	618.1	416.4	596.4	149.4	161.6	142.0
GAAP Pre-tax Income	2,058.4	2,323.9	2,508.2	2,547.3	1,769.5	2,536.9	620.5	676.5	623.7
Provision for credit losses	190.0	168.0	132.0	176.0	800.0	(75.0)	75.0	(20.0)	(15.0)
Pre-Tax, Pre-Provision Net Revenue	$ 2,248.4	$ 2,491.9	$ 2,640.2	$ 2,723.3	$ 2,569.5	$ 2,380.1	$ 695.5	$ 637.0	$ 584.9
Earnings Per Share									
Diluted earnings per share	$ 7.78	$ 8.70	$ 12.74	$ 13.75	$ 9.94	$ 13.80	$ 3.52	$ 3.69	$ 3.37
Intangible amortization*	0.16	0.12	0.12	0.11	0.08	0.06	0.02	0.02	0.01
Merger-related items*	0.14	-	-	-	-	0.25	-	0.05	0.12
Diluted net operating earnings per share	$ 8.08	$ 8.82	$ 12.86	$ 13.86	$ 10.02	$ 14.11	$ 3.54	$ 3.76	$ 3.50
Efficiency Ratio									
$ in millions									
Non-interest expenses	$ 3,047.5	$ 3,140.3	$ 3,288.1	$ 3,468.7	$ 3,385.2	$ 3,611.6	$ 845.0	$ 899.3	$ 927.5
less: intangible amortization	42.6	31.4	24.5	19.5	14.9	(10.2)	3.1	(2.7)	(2.0)
less: merger-related expenses	35.8	-	-	-	-	(43.9)	-	(8.8)	(21.2)
Non-interest operating expenses	$ 2,969.1	$ 3,109.0	$ 3,263.5	$ 3,449.2	$ 3,370.4	$ 3,665.7	$ 841.9	$ 910.9	$ 950.6
Tax equivalent revenues	$ 5,322.8	$ 5,666.8	$ 5,950.2	$ 6,214.8	$ 5,972.0	$ 5,972.0	$ 1,544.5	$ 1,540.1	$ 1,516.0
less: gain/(loss) on sale of securities	30.3	21.3	(6.3)	18.0	(9.4)	(21.2)	1.6	0.3	1.4
less: net OTTI losses recognized	-	-	-	-	-	-	-	-	-
less: merger-related gains	-	-	-	-	-	-	-	-	-
Denominator for efficiency ratio	$ 5,292.5	$ 5,645.5	$ 5,956.5	$ 6,196.8	$ 5,981.5	$ 5,993.3	$ 1,542.9	$ 1,539.8	$ 1,514.6
Net operating efficiency ratio	56.1%	55.1%	54.8%	55.7%	56.3%	61.2%	54.6%	59.2%	62.8%

*Net of tax

32

M&T Bank Corporation

Reconciliation of GAAP and Non-GAAP Measures Average Assets 2016 2017 2018 2019 2020 2021 4Q20 3Q21 4Q21 $ in millions Average assets $ 124,340 $ 120,860 $ 116,959 $ 119,584 $ 135,480 $ 135,480 $ 144,563 $ 154,037 $ 157,722 Goodwill (4,593) (4,593) (4,593) (4,593) (4,593) (4,593) (4,593) (4,593) (4,593) Core deposit and other intangible assets (117) (86) (59) (38) (21) (21) (16) (7) (5) Deferred taxes 46 33 16 10 5 5 4 2 1 Average tangible assets $ 119,676 $ 116,214 $ 112,323 $ 114,963 $ 130,871 $ 130,871 $ 139,958 $ 149,439 $ 153,125 Average Common Equity $ in millions Average common equity $ 15,122 $ 15,063 $ 14,398 $ 14,446 $ 14,741 $ 14,741 $ 14,963 $ 15,614 $ 15,863 Goodwill (4,593) (4,593) (4,593) (4,593) (4,593) (4,593) (4,593) (4,593) (4,593) Core deposit and other intangible assets (117) (86) (59) (38) (21) (21) (16) (7) (5) Deferred taxes 46 33 16 10 5 5 4 2 1 Average tangible common equity $ 10,458 $ 10,417 $ 9,762 $ 9,825 $ 10,132 $ 10,132 $ 10,358 $ 11,016 $ 11,266 33

̶ Reconciliation of GAAP and Non-GAAP Measures Net Interest Margin 4Q20 1Q21 2Q21 3Q21 4Q21 Net Interest Margin 3.00% 2.97% 2.77% 2.74% 2.58% Less: Excess Cash (0.39%) (0.45%) (0.51%) (0.67%) (0.74%) Less: PPP 0.08% 0.09% 0.04% 0.14% 0.09% Less: Swap Income 0.30% 0.27% 0.22% 0.19% 0.15% Adjusted Net Interest Margin 3.01% 3.06% 3.02% 3.08% 3.08% Risk Adjusted Net Interest Margin 2014 2015 2016 2017 2018 2019 2020 2021 $ in millions Net interest income taxable-equivalent $ 2,700 $ 2,867 $ 3,497 $ 3,816 $ 4,094 $ 4,153 $ 3,884 $ 3,840 Less Net charge-offs 12 1 134 157 140 130 144 247 192 Numerator for Risk Adj. NIM 2,579 2,733 3,340 3,676 3,964 4,009 3,636 3,647 Average earning assets 81,681 91,187 112,556 110,002 106,766 108,222 122,869 139,068 Risk Adjusted NIM (Annualized) 3.16% 3.00% 2.97% 3.34% 3.71% 3.70% 2.96% 2.62% Notes: Numbers may not foot due to rounding 34

M&T Peer Group Citizens Financial Group, Inc. M&T Bank Corporation Comerica Incorporated PNC Financial Services Group, Inc. Fifth Third Bancorp Regions Financial Corporation First Horizon National Corporation Truist Financial Corporation Huntington Bancshares Incorporated U.S. Bancorp KeyCorp Zions Bancorporation, NA 35